Exhibit 10.1

Execution Copy

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) dated as of June 23, 2017, by and among POLARITYTE, INC., a Delaware corporation (“Seller”), Majesco Entertainment Company, a Nevada corporation and a wholly-owned subsidiary of Seller (“Company”) and Zift Interactive LLC, a Nevada limited liability company wholly-owned by Jesse Sutton (“Purchaser”).

WHEREAS, the Seller (then called Majesco Entertainment Company) was engaged in the business of developing, publishing and distributing video game products through both retail distribution (the “Retail Business”) and mobile and online digital downloading (the “Business”); and

WHEREAS, Seller has previously transferred, conveyed an assigned to Purchaser all of the assets, and Purchaser has heretofore assumed all of the liabilities, of Seller relating to the operation of the Retail Business, on the terms and conditions set forth in that certain Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations between Seller and Purchaser dated as of July 31, 2015.

WHEREAS, Seller subsequently assigned to the Company, as assignee, the remaining assets and liabilities of the Seller which constitute the Business, and the Company has since been engaged in the Business; and

WHEREAS, the Purchaser wishes to acquire from the Seller, and the Seller wishes to sell to the Purchaser, 100% of the issued and outstanding shares of Company, including all of the right, title and interest in and to the Business as heretofore conducted by Seller and/or Company, as-is, where-is, without any representations or warranties related to the Business, other than representations and warranties as provided herein related to Seller’s ownership of the Company.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1. – DEFINITIONS

1.1 Definitions. As used herein, the following terms have the following meanings:

“Agreement” has the meaning specified in the introductory paragraph above.

“Liabilities” has the meaning specified in Section 2.3 hereof.

“Business” has the meaning specified in the recitals above.

“Closing” has the meaning specified in Section 2.1 below.

“Closing Date” means the date on which the Closing takes place.

“Damages” means all claims, liabilities, damages, payments, obligations, losses, diminutions, costs and expenses (including reasonable attorneys’ fees, court costs, expert witness fees, transcript costs and other expenses of litigation), and judgments (at law or in equity) of any nature, but shall not include incidental, special, indirect, consequential, exemplary or punitive damages unless such damages are part of any judgment or award against an Indemnitee in actions by third parties to the extent that any such judgment or award is subject to indemnification pursuant to Article 5.

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“Encumbrance” means any mortgage, lien, pledge, charge, security interest, conditional sale agreement, financing statement or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest.

“Excluded Liabilities” has the meaning specified in Section 2.1 hereof.

“Governmental Entity” means any government or governmental, regulatory or administrative authority or agency, domestic or foreign.

“Indemnitee” has the meaning specified in Section 5.4(a) hereof.

“Indemnitor” has the meaning specified in Section 5.4(a) hereof.

“Laws” means all applicable common law and any statute, law, code, ordinance, regulation, rule, resolution, order, determination, writ, injunction, award (including, without limitation, any award of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means a natural person, corporation, partnership, Limited Liability Company, trust, Governmental Entity, or any other entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” has the meaning specified in Section 2.2 hereof.

“Purchaser” has the meaning specified in the introductory paragraph hereof.

“Seller” has the meaning specified in the introductory paragraph above.

“Shares” has the meaning specified in Section 2.1 hereof.

“Tax” and “Taxes” means all federal, state and local property, sales and use, payroll, withholding, franchise and income tax and all assessments, rates, levies, fees and other governmental charges.

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ARTICLE 2. - SALE AND PURCHASE OF ASSETS

2.1 Purchase and Sale of Shares/Assumption of Liabilities. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing the Seller will sell, convey, assign, transfer and deliver, and Purchaser will acquire, all of the issued and outstanding shares of the Company as set forth on Schedule A (the “Shares”) annexed hereto. As a consequence of such purchase the Purchaser hereby assumes, or becomes obligated, and agrees, to pay, perform and discharge all of those liabilities and claims with respect to the Business (whether existing on the Closing Date or arising following the Closing Date, and whether incurred by Seller or Company, including, without limitation, any and all claims, costs, liabilities and other charges asserted by or related to Zev Ausch or any associated persons and related to facts asserted in that certain complaint filed against Jesse Sutton, Gili Lisani or Yair Goldfinger or any agreement, arrangement or understanding in respect thereto (“Assumed Liabilities”), other than the Excluded Liabilities, and the Purchaser shall indemnify and hold harmless Seller in respect of all such Assumed Liabilities. The Assumed Liabilities specifically include all liabilities associated with the Business including, but not limited to: (i) any and all outstanding indebtedness of the Seller or Company or their affiliates, (ii) any liability to vendors, consultants, licensors, partners, joint venturers and similar liabilities and under contracts, agreements or understandings, whether written or oral, (iii) any liability for federal, state or local, income, sales, property or other tax liability which accrued prior to or at Closing or pertains to any period of time prior to Closing even if such liability becomes due after Closing or any tax liability of Company arising out of the transaction relating to the Business, (iv) wages, bonus, compensation, consulting, insurance, retirement, welfare, social security, benefits, severance and vacation pay and similar liabilities and obligations or any kind whatsoever for any employees or independent contractor engaged by Seller, Company and or Purchaser prior to the Closing who following the Closing is hired or engaged by Company or Purchaser and all litigation, indemnification, guaranties, bonds or similar obligations and all taxes, fines, penalties, or other similar assessment imposed by any Governmental Entity which arise or result from any violation of law or regulations by Seller, Company or Purchaser relating to the Business. Notwithstanding the foregoing, neither the Company nor the Purchaser will assume, and will not be obligated to pay or indemnify Seller for, any of the liabilities set forth on Exhibit A annexed hereto and made a part hereof (the “Excluded Liabilities”). Nothing herein will limit any claim for indemnification which Jesse Sutton may have or have had as an officer or director of Seller or its affiliates.

2.2 Purchase Price. The aggregate purchase price (“Purchase Price”) for the Shares shall be paid to Seller as follows:

(i)	Cash payment by Purchaser to Seller in the amount of $100,000, payable $5,000 on the date of execution of this Agreement and $5,000 on each of the 15th day of each of the following nineteen (19) months by wire transfer of immediately available funds;

(ii)	Commencing on, and for the one (1) year period following, the Closing Date, in addition to the Cash portion of the Purchase Price, the Seller shall be paid by the Company ten (10%) percent of net revenues actually received by Company in excess of $50,000 per month (“Royalty Payment”), payable within thirty (30) days of the end of each calendar quarter by wire transfer of immediately available funds; as used herein “net revenues” means all gross revenues, less costs of goods sold, credits and returns and all other deductions or credits, all as determined pursuant to Company’s customary accounting methods used in the preparation of its income tax returns; and

(iii)	Payment and assumption by Company of all Assumed Liabilities, other than the Excluded Liabilities.

2.3 Closing. The Closing shall take place on the date of execution hereof, at a time mutually acceptable to the parties hereto, by electronic transmission of documents, wire transfer of funds and delivery of stock certificates and stock powers.

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ARTICLE 3. - REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1 Organization, Good Standing. (a) The Company is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on its properties or assets, taken as a whole, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) The Seller is a corporation duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Seller is not in violation or default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents.

3.2 Authorization; Enforcement. Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this by the Seller and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller and no further action is required by the Seller, its Board of Directors or the Company. This Agreement has been (or upon delivery will have been) duly executed by the Seller and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3 No Conflicts. The execution, delivery and performance by the Seller, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Seller’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Seller or the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Seller debt or otherwise) or other understanding to which the Seller is a party or by which any property or asset of the Seller is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller is bound or affected.

3.4 Title; Sale of the Shares. Seller is the holder of record and beneficial owner of, and has good and valid title to, the Shares, free and clear of all Liens, restrictions on transfer or Taxes. The Shares are duly authorized are and when delivered to Purchaser will be, duly and validly issued, fully paid and nonassessable.

3.5 Broker. Seller has not incurred and will incur any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with this Agreement or the transactions contemplated hereby for which Purchaser may become liable.

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3.6 Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, arbitrations, or proceedings pending or threatened against the Seller (or any of its affiliates) preventing, or which, if determined adversely to the Seller (or any such affiliate) would prevent the Seller (or any such affiliate) from consummating the transactions contemplated by this Agreement.

ARTICLE 4. - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller and Company as follows:

4.1 Organization and Good Standing. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now being conducted or as presently proposed to be conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the nature of the property owned or leased or the business transacted by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on its properties or assets, taken as a whole, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2 Authority Relative to this Agreement. The Purchaser has the requisite corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of the Purchaser, and do not violate any provision of the Certificate of Incorporation or Bylaws of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby and thereby.

4.3 Broker. The Purchaser has not incurred and will incur any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with this Agreement or the transactions contemplated hereby for which the Sellers may become liable.

4.4 Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings, investigations, arbitrations, or proceedings pending or threatened against the Purchaser (or any of its affiliates) preventing, or which, if determined adversely to the Purchaser (or any such affiliate) would prevent the Purchaser (or any such affiliate) from consummating the transactions contemplated by this Agreement.

4.5 Name Transfer. Seller has duly transferred to Seller or surrendered all rights to the name “Majesco” in connection with the Retail Business and the Business, and has not granted any such rights to any other Person.

ARTICLE 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1 Survival of Representations and Warranties of the Parties. Except as provided in the next sentence, all representations and warranties made by any party hereto contained in this Agreement and the indemnification obligations of each party hereto, shall survive the Closing Date until the second (2nd) anniversary of the Closing Date. Notwithstanding the foregoing, if a party has made a claim for indemnification in accordance with the procedures set forth in this Article 5 on or prior to the expiration of the applicable survival period referred to in the previous sentence, then the indemnity obligations relating to such claim shall survive until the final resolution of such claim, as further provided in this Article 5.

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5.2 Indemnification by the Purchaser. The Purchaser hereby agrees to indemnify and hold the Seller and its affiliates, subsidiaries, parent companies, directors, officers, agents and employees harmless (subject to the terms of this Article 5) from and against any and all Damages resulting from, arising out of or in connection with (i) any misrepresentation or breach of any warranty, representation or covenant on the part of the Purchaser made herein, and (ii) the Assumed Liabilities.

5.3 Indemnification by the Seller. The Seller hereby agrees to indemnify and hold the Company, the Purchaser and their respective affiliates, subsidiaries, parent companies, directors, officers, agents and employees harmless (subject to the terms of this Article 5) from and against any and all Damages resulting from, arising out of or in connection with (i) any misrepresentation or breach of any warranty, representation or covenant on the part of the Seller made herein, and (ii) the Excluded Liabilities, provided that, except in the case of fraud, the maximum liability of Seller pursuant to this Section 5.3 shall not exceed $100,000.

5.4 Procedure.

(a) Upon receipt by one party of notice of any claim by a third party which might give rise to indemnification hereunder, or upon such party’s discovery of facts which might give rise to indemnification hereunder including with respect to any breach of any of Purchaser’s representation or warranties, covenants or agreements in this Agreement, the party claiming indemnification hereunder (the “Indemnitee”) shall give prompt written notice to the other (the “Indemnitor”), which notice shall describe in reasonable detail the Damages anticipated to be suffered (if ascertainable) and the specific circumstances thereof, and specifying the provisions of this Agreement to which such claim for Damages relates (the “Damage Claim Notice”). The Indemnitee may amend the Damage Claim Notice, without prejudice to its rights hereunder, if it becomes aware of facts indicating that the Damages anticipated to be suffered have increased or decreased from those estimated in the previous Damage Claim Notice. A failure to provide or amend the Damage Claim Notice shall not relieve the Indemnitor from any obligations or liabilities that the Indemnitor may have to the Indemnitee hereunder, except to the extent that the Indemnitor has been adversely prejudiced as a result of such failure. The Indemnitor shall be entitled to participate in the defense of any such claim or action which is a third party claim or action at the Indemnitor’s own cost and, upon the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed), to assume the defense thereof, with counsel of Indemnitor’s own choosing, the cost of which shall be paid for by the Indemnitor. Upon notice from Indemnitor to Indemnitee of Indemnitor’s election to assume the defense, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee may not compromise or settle any claim for which it has asserted or may assert its right to indemnification without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitor may not compromise or settle any claim for which Indemnitor has elected to assume the defense without Indemnitee’s prior written consent, unless (i) Indemnitor has acknowledged its obligation to pay all Damages relating to such claim and has provided to Indemnitee evidence reasonably satisfactory to Indemnitee that Indemnitor has the financial wherewithal to pay such Damages, (ii) such settlement will not contain any terms that would interfere in the normal operations of the Indemnitee, and (iii) such settlement contains an unconditional release of all claims against the Indemnitee.

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(b) Upon receipt by Indemnitor of a Damage Claim Notice which does not relate to a third party claim, the Indemnitor and Indemnitee shall make all reasonable efforts to promptly resolve such claim on an amicable basis within the thirty (30) day period following such receipt. If not resolved, then the issues will be exclusively resolved by binding arbitration by the American Arbitration Association in New York, New York, upon a party’s submission of the dispute to arbitration. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall it be made after two years from when the aggrieved party knew or should have known of the controversy, claim, dispute or breach. The complaining party shall notify the other party in writing thereof.

(c) The arbitration shall be conducted by one (1) arbitrator. If the parties are not able to agree upon the selection of an arbitrator, within 20 days of commencement of an arbitration proceeding by service of a demand for arbitration, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so elected shall have at least five (5) years’ experience in resolving commercial disputes involving indemnification claims similar to those under this Agreement. The arbitrator shall permit reasonable document discovery and deposition of witnesses. The decision of the arbitrator shall be rendered as promptly as is feasible, and shall be final and binding on the parties. The costs and expenses of the arbitration, including the arbitrator’s fees, shall be shared equally by the parties.

5.5 Payment of Indemnification Obligations. Damages shall be due and owing when finally judicially determined to be covered by the indemnities set forth in Article 5 hereof or otherwise as mutually agreed among the parties hereto. The Indemnitor shall, within ten (10) business days following receipt of written demand by the Indemnitee, pay the Indemnitee or at the Indemnitee’s direction in immediately available funds any and all Damages then due and owing.

5.6 Agreements Regarding Representations. It is understood that the Seller is not making any representations or warranties except as expressly set forth in Article 3 hereof and the Purchaser is not making any representations or warranties except as expressly set forth in Article 4 hereof. The representations and warranties of any party (a “Representing Party”) shall not be affected or deemed waived by reason of any investigation made (or not made) by or on behalf of the other party, or by reason of the fact that the other party knew or should have known that any such representation or warranty is or might be inaccurate or untrue. Each Representing Party hereby acknowledges that, regardless of any investigation made (or not made) by or on behalf of the other party, and regardless of the results of any such investigation, the other party has entered into this transaction in express reliance upon the representations and warranties of the Representing Party made herein. The Representing Party further acknowledges that, in connection with this transaction, the other party has furnished to the Representing Party good and sufficient consideration in exchange for the Representing Party’s representations and warranties made herein.

ARTICLE 6. -THE CLOSING

6.1 Conditions to Each Party’s Obligations to Complete the Closing. The respective obligation of each party to close the transactions described in Article 2 hereof shall be subject to the satisfaction prior to Closing of the following conditions:

(a) No temporary restraining order, injunction or other order preventing the transactions contemplated by this Agreement shall have been issued by any court or other governmental entity and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking relief against the Purchaser or the Sellers if the sale is consummated, shall be pending. In the event any such order or injunction shall have been issued, each party agrees to use commercially reasonable efforts to have any such injunction lifted.

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(b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, unless failure to make such filing or obtain such approval would not be materially adverse to the Purchaser, as reasonably determined by the Purchaser.

6.2 Conditions of Obligations of the Seller and Purchaser to Complete the Closing. The obligations of the Seller and the Purchaser to complete the Closing are subject to the satisfaction of the following conditions, unless waived by the Seller or Purchaser, as the case may be:

(a) Seller’s Condition. At the Closing, the Purchaser shall deliver to the Seller an aggregate of $5,000.

(b) Purchaser’s Condition. At the Closing, Seller shall deliver to Purchaser a certificate or certificates for the Shares, duly issued in the name of Purchaser or assigned in blank or with blank stock powers attached.

ARTICLE 7. - GENERAL PROVISIONS

7.1 Expenses. Each party shall pay its own expenses (including legal and accounting costs and expenses) in connection with the negotiation, preparation and consummation of this Agreement, and the transactions contemplated hereby.

7.2 Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the relation of the parties hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

7.3 Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

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7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified mail (return receipt requested) or by courier (with proof of delivery and charges prepaid), to the parties at the following address (or at such other address for a party as shall be specified by like notice);

If to Purchaser:

Zift Interactive LLC

1989 East 2nd Street

Brooklyn, New York 11233

Attn: Jesse Sutton

Telephone: (732) 476-1969

With a copy (which shall not be notice) to:

Meltzer, Lippe, Goldstein & Breitstone, LLP

190 Willis Avenue

Mineola, New York 11501

Attn: David I. Schaffer, Esq.

Telephone: (516) 747-0300 x 138

If to Company:

PolarityTE, Inc.

404I-T Hadley Road

S. Plainfield, New Jersey 07080

Attn:

Telephone:

With a copy (which shall not be notice) to:

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Attn: Harvey Kesner, Esq.

Telephone: (212) 930-9700

7.5 Parties in Interest. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by either party without the consent of the other party. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the permitted successors and assigns of the parties hereto.

7.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement. This Agreement may be delivered by the exchange of signed signature pages by facsimile transmission or by e-mail with a pdf copy or other replicating image attached, and any printed or copied version of any signature page so delivered shall have the same force and effect as an originally signed version of such signature page.

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7.8 Amendment. The terms of this Agreement may be amended, modified or waived only by an instrument in writing signed by or on behalf of each of the parties against whom enforcement of such amendment, modification or waiver is sought.

7.9 Public Announcements. The Seller shall not make or allow any public announcements concerning the transactions contemplated hereby without the Purchaser’s prior written consent.

7.10 Further Assurances. After Closing, each of the parties agree that, at the reasonable request of the other party, it shall take actions and furnish such additional documents and instruments as may be necessary to better effectuate the transactions contemplated by this Agreement.

7.11 Access to Information. The Purchaser shall provide Seller, its counsel, financial advisors, auditors and other authorized representatives full access to such information as the Seller may from time to time reasonably request with respect to the Business which reasonably relates to the representations and warranties hereunder. In addition, if a third party has brought a claim against Seller or Purchaser, for the Assumed Liabilities or Excluded Liabilities, as the case may be, the other party will provide information to the party against whom the claim is made and otherwise cooperate with such party as reasonably necessary to defend such claim. Following Closing, Purchaser shall provide Seller monthly statements in reasonable detail to verify the amount of all Royalty Payments and include a calculation report in reasonable detail with each such payment, and Seller shall have the full right of inspection to review the books and accounts of Purchaser at any reasonable time or times on not less than 20 days prior written notice, provided such right of inspection shall not exceed 2 times per year. In the event of any shortfall of Royalty Payments that exceeds 25%, Purchaser shall pay interest at a rate of 5% per annum on any deficiency and pay the costs and expenses of Seller in connection with such review and payment.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties have duly executed this Purchase Agreement as of the date first written above.

PURCHASER:

ZIFT INTERACTIVE LLC

By:
Jesse Sutton
Sole Member

COMPANY:

MAJESCO ENTERTAINMENT COMPANY

By:
Name:
Title:

SELLER:

POLARITYTE, INC.

By:
Name:
Title:

[Signature Page to Purchase Agreement]

SCHEDULE A

Description of Shares

EXHIBIT A

Excluded Liabilities

●	All liabilities for Taxes arising from the activities of Seller or its affiliates (other than the Company) or from the inclusion of the Company in a consolidated group or consolidated tax returns of the Seller, or arising from any other matter or thing other than the operations, profits or losses of the Business.

●	All liabilities for royalties due or to become due from the Company for all periods prior to the Closing Date and which have not been paid prior to such date.

●	All liabilities of the Company due or to become due from the Company related to that certain claim and demand for arbitration pursuant to that certain License Agreement No. 27067 between Twentieth Century Fox Licensing and Merchandising and Majesco Entertainment Company dated as of March 31, 2009 in connection with “Alvin and the Chipmunks: The Squeakuel” and “Alvin and the Chipmunks: Chipwrecked” for all periods prior to the Closing Date.

●	All liabilities for wages, benefits, bonuses, compensation, consulting, insurance, retirement, welfare, social security, benefits, severance and vacation pay and similar liabilities and obligations or any kind whatsoever, including any 401(k) plan or other employee benefit plan liabilities for any employees or independent contractors who were employed or engaged by Seller, any of its affiliates or the Company prior to the Closing Date and who are not engaged by the Company or Purchaser immediately following the Closing.